UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 4, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of TESSCO Technologies Incorporated (the “Company”) finalized determinations with respect to the Company’s Reward for Results Program, which includes the Value Share Plan and the Performance Stock Award Plan. Also, on May 8, 2006, the Committee finalized certain adjustments to the base compensation of certain members of the Company’s management.

Value Share Plan

Fiscal 2006. On May 4, 2006, the Committee approved cash bonus awards for payment pursuant to the Value Share Plan for fiscal year 2006 to, among others, the following individuals who are, or who are anticipated to be identified in the 2006 proxy statement as, named executive officers, together with the principal financial and accounting officer, in the amounts set forth opposite their respective names below:

Officer	Title	Cash Bonus Award for Fiscal Year 2006
Robert B. Barnhill, Jr.	President and Chief Executive Officer	$330,000
Gerald T. Garland	Senior Vice President, Mobile Devices and Accessories Line of Business	$118,000
Douglas A. Rein	Senior Vice President, Performance Systems	$75,000
Said Tofighi	Vice President, Customer Supply Chain	$75,000
David M. Young	Senior Vice President, Chief Financial Officer and Corporate Secretary	$82,000

Consistent with past practices, these annual awards were determined entirely on the basis of the Company’s and each executive’s unit and individual performance during fiscal 2006, as measured against performance targets established early in the fiscal year. The performance targets are aligned with the Company’s growth and diversification strategies and include measures of earnings per share, growth in commercial and government buying customers, and various productivity measurements and team member survey results.  The Committee also considered each executive’s leadership by considering a variety of factors including collaboration within the organization and the individual’s ability to drive bottom line results.

The expense to the Company for the Value Share Plan payments was accounted for during and reflected in the results for the 2006 fiscal year.

Fiscal 2007. The Committee also approved the continuation of the Value Share Plan for fiscal year 2007. Consistent with prior years, the Plan is designed to reward participants appropriately based on the Company’s and each executive’s unit and individual performance during fiscal 2007, as measured against previously established performance targets. The performance measures will continue for fiscal 2007 to be aligned with the Company’s growth and diversification strategies, and will include earnings per share, growth in commercial and government buying customers, customer share, productivity measurements, return on equity and team member survey results and leadership reviews. The earnings per share targets include, once again for fiscal year 2007, the compensation expense of the Value Share Plan. Any cash awards determined by the Committee to be payable under the Value Share Plan for fiscal year 2007 are expected to be paid during May 2007, in a single lump sum, subject to payroll taxes and tax withholdings. Our President and Chief Executive Officer, other executive officers, and all other employees of the Company, are eligible for consideration for cash bonus awards under the Value Share Plan.

Performance Stock Unit Determinations

Also on May 4, 2006, the Committee finalized certain determinations applicable to the earning of Performance Stock Units, sometimes referred to as Performance Share Units or PSUs, delivered to certain officers, directors and employees of the Company in 2004 and in 2005 under the Performance Stock Award Program. This program was established under the Company’s Amended and Restated 1994 Stock Incentive Plan, and is designed by the Committee to align the efforts of recipients toward driving earnings and shareholder value.

2004 Grants. The shares covered by PSUs granted in 2004 can be earned based on cumulative earnings per share over a three-year performance cycle consisting of the fiscal years ending in March 2005, 2006 and 2007. Any shares that are earned in respect of a given fiscal year, or cumulatively based on multiple fiscal years, vest and are issued, beginning on the date earned, in equal annual installments over the period ending May 2008, provided that the participant remains employed by or associated with the Company until the respective share issuance dates. The applicable earnings per share targets for each of the three fiscal years were set in April 2004 and represent continual increases in earnings per share, after the projected impact of these grants. The applicable threshold earnings per share target set in April 2004 for fiscal 2005 was $1.02, and the goal target was $1.57. The applicable cumulative threshold earnings per share target set in April 2004 for the two fiscal year period ending in March 2006, was $2.25, and the two year cumulative goal target was $3.87.

2005 Grants. The large majority of shares covered by the PSUs granted in 2005 could be earned based on earnings per share for fiscal 2006, only. A small number of shares covered by PSUs granted in 2005 could be earned based on cumulative earnings per share over a two-year performance cycle consisting of the fiscal years ending in March 2006 and 2007. Any shares earned in respect of the PSUs granted in 2005 vest and are issued, beginning on the date earned, in equal annual installments over the period ending May 2008, provided that the participant remains employed by or associated with the Company until the respective share issuance dates. The applicable earnings per share targets for the PSUs that could be earned based on fiscal 2006 earnings per share only were set in May 2005. The applicable threshold earnings per share target for fiscal 2006 was $1.20, and the goal target was $1.50. The applicable earnings per share targets for the PSUs that could be earned based on cumulative earnings per share for the two-year performance cycle consisting of fiscal 2006 and 2007 were based on the targets set in 2004 related to the 2004 grants. The applicable threshold earnings per share target for fiscal 2006 was $1.23, and the goal target was $2.30.

2006 Fiscal Year Results. Based upon the Company’s actual earnings per share results for fiscal year 2005 ($1.39) and 2006 ($1.20), and cumulatively for fiscal years 2005 and 2006 ($2.59), as factored in the case of employee participants by the respective individual participant’s performance results, the Committee determined on May 4, 2006 that the number of shares set forth below opposite the name of each individual who is or is anticipated to be identified in the 2006 proxy statement as a named executive officer, together with the principal financial and accounting officer and directors, had been earned for fiscal year 2006. Of the number of shares applicable to each individual named below, 33.3% are immediately vested in full and are being paid concurrently in shares of Company Common Stock, and an additional 33.3% will become payable through the delivery of a corresponding number of shares of Company Common Stock on or about May 1 of each of the following two years, provided that the participant remains employed by or associated with the Company on each such date.

Officer/Director	Shares Earned for Fiscal Year 2006
Robert B. Barnhill, Jr.	13,231
Gerald T. Garland	4,187
Douglas A. Rein	3,770
Said Tofighi	3,607
David M. Young	3,603
John Beletic*	2,234
Jerome C. Eppler*	2,234
Susan Goodman*	1,750
Benn R. Konsynski*	2,234
Daniel Okrent*	2,260
Dennis J. Shaughnessy*	2,234
Morton F. Zifferer, Jr.*	2,234

(*)            Denotes Non-employee Directors

The determination by the Committee on May 4, 2006 resulted in the earning by all eligible participants of an aggregate of 61,800 shares including those earned by the named executive officers, principal accounting officer and directors and identified in the table above. Of this aggregate number, 33.3%, or 20,600, are immediately vested and are being paid concurrently in shares of Company Common Stock, and an additional 33.3% will become vested and payable through the delivery of a corresponding number of shares of Company Common Stock on or about May 1 of each of the following two years, provided that the respective participant remains employed by or associated with the Company on each such date. The expense to the Company for the shares earned and now vested was accounted for in and reflected in the results for the 2006 fiscal year.

An aggregate of 320,787 shares (182,120 related to 2004 grants and 138,667 related to 2005 grants) were available to be earned by all PSU participants for fiscal year 2006. Of the 61,800 shares earned by all eligible participants upon the close of fiscal 2006, 10,412 shares were earned in respect of the 2004 grants and 51,388 shares were earned in respect of the 2005 grants. Those shares that had been available to be earned solely on the basis of 2006 performance in respect of the 2005 grants, but which were not earned, no longer remain available to be earned in the future, and have since been returned to the shares available for future awards under the 1994 Amended and Restated Stock Option Plan. In respect of the 2004 grants, an aggregate of 314,930 shares now remain available to be earned at the end of fiscal year 2007. In addition, in respect of PSU grants made in May 2006, 150,000 shares are available to be earned at the end of fiscal year 2007 on the basis of performance for that fiscal year, only.

As noted above, the cumulative threshold earnings per share target set for the 2004 PSU grants for the two fiscal year period ending March 2006, was $2.25, and the cumulative two-year goal target for this same period was $3.87. In respect of the 2004 PSU grants, the cumulative threshold and goal targets for fiscal year 2007 and covering all three fiscal years, 2005, 2006 and 2007, are $3.84 and $7.18, respectively. These cumulative targets were established in April 2004. Actual earnings per share performance for the two-year period including fiscal 2005 and 2006 was $2.59. A portion of the shares available to be earned under the 2004 grants will be earned if for fiscal 2007 actual earnings per share equals or exceeds $1.25; however, in order for all of the available shares to be earned under these PSUs, fiscal 2007 earnings per share would have to reach or exceed $4.59.  Accordingly and most importantly, and in light of the limited purposes for which these values were established, the reader should not, and is cautioned strongly not to, construe these targets in the nature of earnings guidance.

Base Compensation Adjustments

On May 8, 2006, the Committee determined to adjust the base compensation for the following individuals who are, or who are anticipated to be identified in the 2006 proxy statement as, named executive officers, together with the principal financial and accounting officer. The amounts set forth opposite their respective names below represent the individuals’ new annual base compensation:

Gerald T. Garland	$300,000
Douglas A. Rein	$250,000
Said Tofighi	$250,000
David M. Young	$250,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated
By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr. Chairman, President and Chief Executive Officer
Dated: May 9, 2006